                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                        Next Level Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(a)(2) (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                        NEXT LEVEL COMMUNICATIONS, INC.
                             6085 STATE FARM DRIVE
                         ROHNERT PARK, CALIFORNIA 94928
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Next Level Communications, Inc., a Delaware corporation, has been called by our board of directors, to be held at the DoubleTree Hotel of Sonoma County located at 1 Doubletree Drive, Rohnert Park, California on May 24, 2001 at 9:00 a.m., local time.

     The purpose of the meeting is to consider and act on the following:

     1. To elect two directors to serve for a term of three years and two directors to serve for a term of one year until their successors are duly elected and qualified;

     2. To approve an amendment to our 1999 Equity Incentive Plan which will increase the number of shares available for issuance under that plan;

     3. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     Our stockholders of record at the close of business on April 6, 2001 are entitled to vote at the annual meeting and any adjournment or postponement thereof. Since the majority of our outstanding shares must be represented at the meeting to constitute a quorum, all stockholders are urged either to attend the annual meeting or to vote by proxy.

     Whether or not you expect to attend the annual meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Keith A. Zar
                                          Keith A. Zar
                                          Secretary

Rohnert Park, California
April 25, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                        NEXT LEVEL COMMUNICATIONS, INC.

                             6085 STATE FARM DRIVE
                         ROHNERT PARK, CALIFORNIA 94928
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Next Level Communications, Inc., for use at our annual meeting of stockholders to be held on May 24, 2001, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the DoubleTree Hotel of Sonoma County located at 1 Doubletree Drive, Rohnert Park, California 94928. Only holders of record of our common stock at the close of business on April 6, 2001, which is the record date, will be entitled to vote at the annual meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (1) by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date or (2) by attending the annual meeting and voting in person.

RECORD DATE, VOTING AND SOLICITATION

     We are first mailing these proxy solicitation materials on or about April 25, 2001, to the holders of our common stock on the record date, who are entitled to notice of and to vote at the annual meeting. Each share of common stock entitles its holder to one vote on matters to be acted upon at the annual meeting. At the record date, 84,843,388 shares of our common stock were issued and outstanding.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections. The inspector of elections will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not effect the election of directors. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such proposal and will not be included in counting the number of votes necessary for approval of the proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment of our Equity Incentive Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the annual meeting, as the case may be, with respect to the item not marked.

     The cost of soliciting proxies will be borne by us. We have retained MacKenzie Partners to assist in the proxy solicitation for a fee of $3,000 plus expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     Our board of directors is divided into three classes. Class I consists of three directors who are serving a term expiring at the annual meeting of stockholders to be held in 2003. Class II consists of three directors who are serving a term expiring at this annual meeting. Class III consists of three directors who are serving a term expiring at the annual meeting of stockholders to be held in 2002. In each case, a director serves for the designated term and until his or her respective successor is duly elected and qualified.

     The following table sets forth certain information with respect to our directors as of April 6, 2001:

          NAME OF DIRECTOR             AGE          PRINCIPLE OCCUPATION          DIRECTOR SINCE    CLASS
          ----------------             ---          --------------------          --------------    -----
J. Michael Norris....................  54     Chairman of the Board, President         2000          III
                                              and Chief Executive Officer
Eugene Delaney.......................  44     Senior Vice President and                2000          III
                                              General Manager, Telecom Carrier
                                              Solutions Group, Motorola Inc.
Lynn Forester........................  46     President and Chief Executive            1999          II
                                              Officer, FirstMark Holdings,
                                              Inc.
Peter W. Keeler......................  46     Former Chairman of the Board and         1999          III
                                              Former Chief Executive Officer
Ferdinand C. Kuznik..................  60     Executive Vice President and             2000           I
                                              President, Motorola Europe,
                                              Middle East and Africa
Paul S. Latchford....................  45     President, Spencer Trask Media           1999          II
                                              and Communications Group
John McCartney.......................  47     Deputy Chairman, Datatec, Ltd.           1999           I
James G. Roseland....................  58     Former Senior Vice President and         2000          II
                                              Director of Finance, Motorola
                                              Inc.
Richard Severns......................  55     Senior Vice President and                2000           I
                                              Director of Finance, Networks
                                              Sector, Motorola Inc.

     J. Michael Norris has served as our President and Chief Executive Officer since December 2000. He has served as our Chairman of the Board since April 2001. Before joining us, Mr. Norris was Senior Vice President and General Manager of the Network Management Group at Motorola. Mr. Norris was an original founder of Motorola's Network Management Group, responsible for Motorola's Global Cellular Service Operating Joint Ventures worldwide, International Satellite Gateway Operations and Wireless Resale Operations, the domestic wireless business of Motorola. Mr. Norris spent 29 years with Motorola.

     Eugene Delaney has served as one of our directors since November 2000. Mr. Delaney is Senior Vice President and General Manager for Motorola's Telecom Carrier Solutions Group. Mr. Delaney has spent the past 24 years at Motorola. Beginning in June 1995, Mr. Delaney served as Vice President and General Manager -- Japan Cellular Infrastructure Division, and in 1997 became Corporate Vice President of Cellular Infrastructure Group.

     Lynn Forester has been one of our directors since November 1999. From February 1995 to January 2000, Ms. Forester was a director of General Instrument and its predecessors. Ms. Forester has been President and Chief Executive Officer of FirstMark Holdings, Inc., a telecommunications company, since 1984 and since June 1998 has served as Co-Chief Executive Officer of FirstMark Communications International, LLC, a telecommunications company. From 1989 to December 1994, Ms. Forester was Chairman and Chief Executive Officer of TPI Communications International, Inc., a radio common carrier and paging company. Ms. Forester is Vice Chairman of the Corporate Commission on Educational Technology and serves as a director of Estee Lauder Companies, Inc. Ms. Forester has decided not to stand for re-election.

     Peter W. Keeler is one of our co-founders, served as our Chief Executive Officer from July 1994 to December 2000 and served as our co-President from July 1994 to June 1999. Mr. Keeler was appointed as Chairman of the Board and one of our directors in August 1999 and served as our Chairman through March 2001. From 1988 until May 1994, Mr. Keeler served as Vice President of Business Development for Optilink/ DSC, a telecommunications equipment company. Prior to that, Mr. Keeler held various marketing and international business positions for the 3M Company.

     Ferdinand C. Kuznik has been one of our directors since January 2000. Mr. Kuznik joined Motorola in 1990 and has held various positions including his current position of Executive Vice President and President of Motorola's operations in Europe, the Middle East and Africa. Mr. Kuznik is on the board of directors of Cable Design Technologies Corp.

     Paul S. Latchford has been one of our directors since November 1999 and has served as the President of the Spencer Trask Media and Communications Group, a technology investment firm, since June 1999. From February 1997 to June 1999, Mr. Latchford served as Principal Vice President of Global Business Development for Bechtel Group, Inc., a telecommunications network engineering and construction company. From February 1995 to February 1997, Mr. Latchford was Vice President of Business Development and Operations for Bell Atlantic International, a telecommunications company, for the Asia Pacific Region and Executive Director of Business Development from March 1994 to February 1995.

     John McCartney has been one of our directors since November 1999. Since October 1998, Mr. McCartney has served as Deputy Chairman of Datatec, Ltd., a networking and e-commerce Company. From June 1997 to March 1998, Mr. McCartney was president of the client access business unit of 3Com Corporation, which merged with U.S. Robotics Corporation in 1997. Mr. McCartney served on the board of directors of U.S. Robotics Corporation from 1985 through 1997. Mr. McCartney also served in various executive capacities at U.S. Robotics Corporation, including as president and chief operating officer from January 1987 to June 1997. Mr. McCartney serves on the board of directors of Datatec, A.M. Castle Corp., Quotesmith.com and Altec Lansing Technologies.

     James G. Roseland has served as a director since November 2000. He recently retired as Senior Vice President and Director of Finance of Motorola Inc. Mr. Roseland started his career with Motorola in 1968, holding various positions primarily in the finance organization. At retirement he was Senior Vice President and Director of Finance, Mergers and Acquisitions for Motorola's Communications Enterprise. Immediately prior he was Senior Vice President and Chief of Staff for the Personal Communications Sector. From 1995 until early in 2000 Mr. Roseland was Senior Vice President and Director of Finance for the Messaging Information and Media Sector and its successor organization the Personal Communications Sector.

     Richard Severns has been one of our directors since January 2000. Mr. Severns has held various positions with Motorola for the past 30 years, most recently as Senior Vice President and Director of Finance for the Networks Sector of Motorola.

     There are no family relationships among our directors or executive officers.

NOMINEES

     Four directors may be elected at this annual meeting. Our board of directors has nominated two current members of our board constituting Class II directors to be re-elected and to serve a three-year term expiring at our annual meeting of stockholders to be held in 2004 and two current members of our board constituting Class III directors to serve a term expiring at our annual meeting of stockholders in 2002. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until his or her term expires and until his or her successor has been elected and qualified. The nominees are:

     - Paul S. Latchford (Class II)

     - James G. Roseland (Class II)

     - Eugene Delaney (Class III)

     - J. Michael Norris (Class III)

     We have fewer nominees named than the number fixed by our bylaws. Stockholders may not vote for a greater number of persons than the number of nominees named.

BOARD MEETINGS AND COMMITTEES

     Our board of directors held a total of five meetings during the year ended December 31, 2000. Our board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The audit committee consists of Mr. Latchford and Mr. McCartney, both of whom are outside directors, and held four meetings during the year ended December 31, 2000. The audit committee approves our independent auditors, reviews the results and scope of annual audits and other accounting related services and evaluates our internal controls.

     The compensation committee consists of Ms. Forester, Mr. McCartney and Mr. Severns, all of whom are outside directors, and held three meetings during the year ended December 31, 2000. The compensation committee makes recommendations to the board of directors in connection with our stock option plans and matters of compensation, including determining the compensation of our executive officers, except that a subcommittee consisting of Ms. Forester and Mr. McCartney make recommendations as to matters subject to Section 162(m) of the Internal Revenue Code.

     None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the board of directors and of the committees upon which such director served during 2000, except for Mr. Kuznik, who attended 60% of the aggregate meetings of the board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Mr. Delaney, Mr. Kuznik and Mr. Severns are affiliated with Motorola, and Ms. Forester has been affiliated with General Instrument; Motorola through General Instrument holds a majority of our common stock. See "Certain Relationships and Related Party Transactions."

DIRECTOR COMPENSATION

     We pay our non-employee directors who are not employees of Motorola, General Instrument or their respective affiliates a retainer of $20,000 per year. In addition, we pay them a fee of $1,500 for each meeting of the board of directors or a board committee that they attend. Non-employee directors participate in our 1999 Equity Incentive Plan, pursuant to which such directors are automatically granted options to purchase shares of our common stock on the terms and conditions set forth in that plan. During 1999, in accordance with that plan and prior to the consummation of our initial public offering, Ms. Forester, Mr. Latchford and Mr. McCartney each were granted options to purchase 20,000 shares of our common stock at an exercise price of $11.00 per share. During 2000, Ms. Forester, Mr. Latchford and Mr. McCartney each were granted options to purchase 5,000 shares of our common stock at an exercise price of $51.25 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

    PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN

     Our board of directors has approved and recommends that you approve an amendment to the 1999 Equity Incentive Plan which would increase the number of shares of our common stock authorized for the grant awards under that plan.

     Our board of directors believes that stock options and other equity incentives provide an important incentive in attracting and retaining our key employees and associates and wants to ensure that there are sufficient shares authorized to provide appropriate equity incentives. As of April 6, 2001, there were outstanding options to purchase 13,623,075 shares under the 1999 Equity Incentive Plan and no shares available for the grant of future awards. In order to provide our directors and key employees with appropriate equity incentives our board of directors has recommended an amendment of the 1999 Equity Incentive Plan to authorize a total of 17,400,000 shares of our common stock for the grant of options, which represents an increase of 9,500,000 shares of our common stock authorized for issuance under that plan.

DESCRIPTION OF THE 1999 EQUITY INCENTIVE PLAN

     Our board of directors adopted the 1999 Equity Incentive Plan on October 10, 1999. Our stockholders also approved this plan. We have reserved 7,900,000 shares of our common stock for issuance under the 1999 Equity Incentive Plan, and as of April 6, 2001, we had granted 15,640,450 future awards under the 1999 Equity Incentive Plan (9,012,450 shares pending shareholder approval). In general, if options or shares awarded under the 1999 Equity Incentive Plan or our 1999 Stock Plan are forfeited, then those options or shares will again become available for awards under the 1999 Equity Incentive Plan.

     The compensation committee of our board of directors administers the 1999 Equity Incentive Plan. The committee has the complete discretion to make all decisions relating to the interpretation and operation of the 1999 Equity Incentive Plan. The committee has the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The compensation committee may also reprice outstanding options and modify outstanding awards in other ways.

     The following groups of individuals are eligible to participate in the 1999 Equity Incentive Plan:

     - employees;

     - members of our board of directors, other than board members who are our employees or board members who are employees of Motorola, General Instrument or their respective affiliates; and

     - consultants.

     The 1999 Equity Incentive Plan provides for the following types of awards:

     - options to purchase shares of our common stock;

     - stock appreciation rights;

     - restricted shares of our common stock; and

     - stock units, which are sometimes called phantom shares.

     Options may be incentive stock options or nonstatutory stock options. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. On the other hand, nonstatutory stock options do not qualify for this favorable tax treatment. The exercise price for all options granted under the 1999 Equity Incentive Plan may not be less than 100% of the fair market value of our common stock on the option grant date. Optionees may pay the exercise price by using:

     - cash;

     - shares of common stock that the optionee already owns;

     - an immediate sale of the option shares through a broker designated by us; or

     - a loan from a broker designated by us, secured by the option shares.

     Options and stock appreciation rights vest at the time or times determined by the compensation committee. In most cases, our options will vest over the four-year period following the date of grant. Options and stock appreciation rights generally expire 10 years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier.

     The 1999 Equity Incentive Plan provides that no participant may receive options or stock appreciation rights covering more than 2,000,000 shares in the same year, except that a newly hired employee may receive options or stock appreciation rights covering up to 3,000,000 shares in the first year of employment.

     Restricted shares may be awarded under the 1999 Equity Incentive Plan in return for:

     - cash;

     - a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

     - services already provided to us; or

     - in the case of treasury shares only, services to be provided to us in the future.

     Restricted shares and stock units vest at the time or times determined by the compensation committee.

     Our compensation committee may determine that an option or other award under the 1999 Equity Incentive Plan will become fully or partially vested if we are subject to a change in control or if a participant's employment is terminated after a change in control. A change in control includes the following, except that in no case does a change in control include the sale of our stock by General Instrument or General Instrument's merger with Motorola or any other change in control of General Instrument:

     - a merger after which our own stockholders own 50% or less of the surviving corporation or our parent company;

     - a sale of all or substantially all of our assets;

     - a proxy contest that results in the replacement of more than one-half of our directors over a 24-month period; or

     - an acquisition of 50% or more of our outstanding stock by any person or group, other than General Instrument or a person related to us, such as a holding company owned by our stockholders.

     The non-employee members of our board of directors, with the exception of non-employee directors who are employees of Motorola, General Instrument or their respective affiliates, are eligible for automatic option grants under the 1999 Equity Incentive Plan. Each non-employee director who first joins our board will receive an initial option for 20,000 shares of our common stock. That grant will occur when the director takes office. The initial option will vest over the four-year period following the date of grant.

     At the time of each of our annual stockholders' meetings, beginning in 2000, each non-employee director, with the exception of non-employee directors who are employees of Motorola, General Instrument or their respective affiliates, who will continue to be a director after that meeting will automatically be granted an annual option for 5,000 shares of our common stock. However, a new non-employee director who is receiving the 20,000-share initial option will not receive the 5,000-share annual option in the same year. The annual options will vest one year after the date of grant. If a change in control occurs, or if a non-employee director leaves our board because of retirement after age 65, total disability or death, then the non-employee director's options granted under the 1999 Equity Incentive Plan will become fully vested.

     The exercise price of each non-employee director's option will be equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns, or an immediate sale of the option shares through a broker designated by us. The non-employee directors' options have a 10-year term, except that they expire one year after a director leaves the board, if earlier.

     Our board may amend or terminate the 1999 Equity Incentive Plan at any time. If our board amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The 1999 Equity Incentive Plan will continue in effect indefinitely, unless the board decides to terminate the plan earlier.

     The following table provides information as to options granted under the 1999 Equity Incentive Plan through April 6, 2001 subject to stockholder approval.

                               NEW PLAN BENEFITS

                           1999 EQUITY INCENTIVE PLAN

                                                                DOLLAR        NUMBER
                     NAME AND POSITION                        VALUE($)(1)    OF SHARES
                     -----------------                        -----------    ---------
J. Michael Norris, President, Chief Executive Officer and
  Chairman of the Board.....................................      --           600,000
Peter W. Keeler, former Chief Executive Officer.............      --            75,000
Keith A. Zar, Senior Vice President, General Counsel, Chief
  Administrative Officer and Secretary......................      --           195,000
James T. Wandrey, Senior Vice President, Chief Financial
  Officer and Treasurer.....................................      --            98,000
Hans L. Van Welzen, Senior Vice President, Worldwide
  Sales.....................................................      --            98,000
T. Murat Uraz, Senior Vice President and Chief Engineering
  Officer...................................................      --            98,000
Executive Group.............................................      --         1,552,000
Non-Executive Director Group................................      --                --
Non-Executive Officer Employee Group........................      --         7,460,450

---------------
(1) There were no in-the-money options on April 6, 2001 as all exercise prices (equal to the fair market value of a share of our common stock on the date of grant) were greater than the fair market value of a share of our common stock on April 6, 2001 ($4.13).

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material federal income tax consequences to participants in our 1999 Equity Incentive Plan. The discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. In addition, state and local income taxes are not discussed and may vary from locality to locality.

     Non-Qualified Stock Options. Participants who hold non-qualified stock options do not recognize income as a result of the grant of such options, but normally recognize compensation taxable at ordinary income rates upon the exercise of such options to the extent that the fair market value of the shares of common stock on the date of the exercise of such options exceeds the option exercise price paid. Subject to Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion and will be required to withhold taxes on such ordinary income. Upon the exercise of a non-qualified stock option, the optionee's initial tax basis for shares of our common stock acquired will be the option exercise price paid plus the amount of ordinary income recognized by the participant. The tax consequences resulting from the exercise of a non-qualified stock option through the surrender of already-owned shares of our common stock are uncertain. In published rulings, the Internal Revenue Service has taken the position (i) that, to the extent an equivalent value of shares is acquired, the participant will recognize no gain and the participant's basis in the shares acquired upon such exercise will be equal to the participant's basis in the surrendered shares, (ii) that any additional shares acquired upon such exercise will be compensation to the participant, taxable under the rules described above and (iii) that the participant's basis in such additional shares will be equal to its fair market value.

     Incentive Stock Options. Participants who hold incentive stock options will not be considered to have received taxable income upon either the grant of an incentive stock option or its exercise. Upon the sale or other taxable disposition of shares of common stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of transfer of such shares of our common stock to the participant upon exercise. If shares of our common stock acquired upon the exercise of an incentive stock option are sold or otherwise disposed of before the end of the one-year or two-year periods referenced above, the difference between the option exercise price and the fair market value of the shares of the common stock on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the optionee disposes of the shares of our common stock acquired upon the exercise of an incentive stock option before the expiration of the one-year or two-year periods referenced above and the amount realized is less than the fair market value of the shares at the date of exercise, the participant's ordinary income is limited to the excess, if any, of the amount realized less the option exercise price paid. Subject to Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a tax deduction in regard to an incentive stock option only to the extent the participant has ordinary income upon sale or other disposition of the shares of our common stock. The difference between the fair market value of the common stock on the exercise date and the exercise price of an incentive stock option is deemed to be a "tax preference" under the alternative minimum tax rules of the Internal Revenue Code. The consequences of the application of these provisions to individual participants may vary depending on their particular circumstances. The tax consequences resulting from the exercise of an incentive stock option through the surrender of already-owned shares of our common stock are uncertain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position
(i) that, subject to the discussion above, generally the participant will recognize no income upon such stock-for-stock exercise, (ii) that, to the extent an equivalent number of shares is acquired, the participant's basis in the shares acquired will be equal to the participant's basis in the surrendered shares increased by any compensation income recognized by the participant, (iii) that the participant's basis in any additional shares acquired upon such exercise is zero and (iv) that any sale or other disposition of such acquired shares within the one-year or two-year periods referenced above will be viewed as a disposition of the shares with the lowest basis first.

     Stock Appreciation Rights. Participants who hold stock appreciation rights do not recognize income as a result of a grant of a stock appreciation right. Nonetheless, they normally recognize compensation taxable at ordinary income rates upon exercise of the stock appreciation right equal to the amount of cash and/or the then fair market value of any shares of common stock received. Subject to Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of such inclusion and will be required to withhold taxes on such ordinary income.

     Stock Units. A participant who has been granted a stock unit will not realize taxable income at the time of grant. In addition, we will not be entitled to a deduction at that time. When an award is paid, whether in cash or our common stock, the participant will have ordinary income, and, subject to
Section 162(m) of the Internal Revenue Code, discussed below, we will be entitled to a corresponding deduction.

     Section 162 of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation, including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Internal Revenue Code) in any one year. However, under
Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Grants of stock options and stock appreciation rights under the 1999 Equity Incentive Plan are intended to conform to the performance-based exception under Section 162(m).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVING AN AMENDMENT TO OUR 1999 EQUITY INCENTIVE PLAN WHICH WILL INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN.

                PROPOSAL NO. 3: APPROVAL OF INDEPENDENT AUDITORS

     Our board of directors has appointed the firm of Deloitte & Touche LLP, independent auditors, to audit our financial statements for the year ending December 31, 2001. In the event the stockholders do not ratify such appointment, our board of directors will reconsider its selection. We expect representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPROVAL OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of our common stock as of April 6, 2001, as to:

     - each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock;(1)

     - each of our current directors;

     - each of the executive officers named in the Summary Compensation Table beginning on page 14; and

     - all of our directors and executive officers as a group.

     Unless otherwise indicated below, each person or entity named below has an address in care of our principal executive offices.

                                                               SHARES BENEFICIALLY
                5% STOCKHOLDERS, DIRECTORS,                         OWNED(1)
               NAMED EXECUTIVE OFFICERS, AND                  ---------------------
        DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP             NUMBER      PERCENT
        -------------------------------------------           ----------    -------
Motorola Inc................................................  64,103,724     75.6%
  1303 East Algonquin Road
  Schaumburg, IL 60196
Kevin Kimberlin Partners, LP(2).............................   7,221,892      8.1%
  535 Madison Avenue, 18th Floor
  New York, NY 10022
FMR Corp....................................................   5,601,500      6.6%
  82 Devonshire Street
  Boston, MA 02109
Peter W. Keeler(3)..........................................   1,902,500      2.2%
Eugene Delaney..............................................          --       --
Lynn Forester(4)............................................      22,918        *
Ferdinand C. Kuznik.........................................          --       --
Paul S. Latchford(5)........................................      13,118        *
John McCartney(6)...........................................       8,418        *
J. Michael Norris...........................................          --       --
James G. Roseland...........................................          --       --
Richard Severns.............................................          --       --
T. Murat Uraz(7)............................................     264,229        *
Hans L. Van Welzen(8).......................................     150,139        *
James T. Wandrey(9).........................................     258,000        *
Keith A. Zar(10)............................................     131,355        *
All directors and officers as a group (17 persons)(11)......   3,300,195      3.9%

---------------
  *  Less than 1%

 (1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Includes 4,288,764 shares of common stock subject to warrants held by affiliates and currently exercisable. Kevin Kimberlin Partners, LP is beneficially owned by entities controlled by, or affiliated with, Kevin Kimberlin and Spencer Segura.

 (3) Includes 1,900,000 options currently exercisable or exercisable within 60 days.

 (4) Includes 12,918 options currently exercisable or exercisable within 60 days.

 (5) Includes 12,918 options currently exercisable or exercisable within 60 days.

 (6) Includes 7,918 options currently exercisable or exercisable within 60 days. Mr. McCartney disclaims beneficial ownership of 7,500 shares.

 (7) Includes 233,395 options currently exercisable or exercisable within 60 days.

 (8) Includes 148,438 options currently exercisable or exercisable within 60 days.

 (9) Includes 212,500 options currently exercisable or exercisable within 60 days.

(10) Includes 126,402 options currently exercisable or exercisable within 60 days.

(11) Includes 3,189,090 options currently exercisable or exercisable within 60 days.

                             OUR EXECUTIVE OFFICERS

     Our current executive officers are as follows:

                NAME                   AGE                           POSITION
                ----                   ---                           --------
J. Michael Norris....................  54     President, Chief Executive Officer and Chairman of the
                                              Board
Declan J. Shalvey....................  44     Senior Vice President, Operations
Frank P. Tuhy........................  57     Senior Vice President, Technology
T. Murat Uraz........................  46     Senior Vice President and Chief Engineering Officer
James T. Wandrey.....................  46     Senior Vice President, Chief Financial Officer and
                                              Treasurer
William A. Weeks.....................  38     Senior Vice President and Chief Technical Officer
Hans L. Van Welzen...................  58     Senior Vice President, Worldwide Sales
Keith A. Zar.........................  46     Senior Vice President, General Counsel, Chief
                                              Administrative Officer and Secretary

     J. Michael Norris has served as our President and Chief Executive Officer since December 2000. He has served as our Chairman of the Board since April 2001. Before joining us, Mr. Norris was Senior Vice President and General Manager of the Network Management Group at Motorola. Mr. Norris was an original founder of Motorola's Network Management Group, responsible for Motorola's Global Cellular Service Operating Joint Ventures worldwide, International Satellite Gateway Operations and Wireless Resale Operations, the domestic wireless business of Motorola. Mr. Norris spent 29 years with Motorola.

     Declan J. Shalvey has served as our Senior Vice President of Operations since March 2001. Before joining us Mr. Shalvey was Senior Vice President of Manufacturing Operations at Tonbu Inc., a provider of engineering and manufacturing outsourcing services, from May 2000 to February 2001. From September 1991 to May 2000, Mr. Shalvey was with Quantum Corporation, a leading storage company, where he served in a variety of roles in both Europe and the U.S. Most recently he was Vice President of World Wide Operations in the Hard Disk Drive Group, with responsibility for all global disk drive operations. Prior to Quantum, Mr. Shalvey was General Manger of Computer Products (Ireland), from October 1989 to September 1991, responsible for all European power supply manufacturing.

     Frank P. Tuhy has served as our Senior Vice President of Technology since June 1999. From December 1996 to June 1999, Mr. Tuhy served as our Vice President of Technology-East. From January 1984 to November 1996, Mr. Tuhy was Director of Access Systems Analysis and Criteria at Bell Communications Research (Bellcore).

     T. Murat Uraz has served as our Senior Vice President and Chief Engineering Officer since June 1999. From January 1995 to June 1999, Mr. Uraz held various positions in our Engineering Department, including Vice President of Engineering. Prior to that, from 1993 to January 1995, Mr. Uraz was a Broadband Engineering Project Manager at Raynet Corporation, a telecommunications equipment company.

     James T. Wandrey has served as our Senior Vice President, Chief Financial Officer and Treasurer since June 1999 and as our Secretary from October to December 1999. From March 1999 to June 1999, Mr. Wandrey served as our Vice President, Chief Financial Officer and Treasurer. Mr. Wandrey was Vice President and Corporate Controller of Avid Technology, a multi-media software company, from April 1997 to December 1998. From January 1995 to April 1997, Mr. Wandrey served as Senior Director and Corporate Controller of Alcatel Network Systems. Prior to that, Mr. Wandrey spent 11 years with the Hewlett Packard Company.

     William A. Weeks has served as our Senior Vice President and Chief Technical Officer since December 2000, before which he served as Senior Vice President and Chief Strategic Officer since June 1999. From April 1996 to June 1999, Mr. Weeks served as our Vice President, Technology-West. From February 1995 to April 1996, Mr. Weeks served as our Senior Director of Technology. Mr. Weeks was Director of Broadband Access Technology at U S WEST Advanced Technologies from 1992 to February 1995. Prior to that, Mr. Weeks held various positions with Ameritech Corp, AT&T Bell Laboratories and United Telecommunications.

     Hans L. Van Welzen has served as our Senior Vice President of Sales since April 1999. Mr. Van Welzen was Senior Vice President of Sales for Siemens Information and Communications Networks from October 1998 to March 1999. From December 1993 to September 1998, Mr. Van Welzen was Vice President of Northeast Sales for Siemens Telecom Networks. From 1989 to 1992, Mr. Van Welzen was Vice President of Operations for Siemens. Prior to that, Mr. Van Welzen spent 22 years with Nortel where he held a wide variety of sales, engineering, operations and marketing positions.

     Keith A. Zar has served as our Senior Vice President, General Counsel and Secretary since January 2000. He has served as Chief Administrative Officer since April 2000. From February to December 1999, Mr. Zar was an outside legal consultant to us. Mr. Zar was Senior Vice President of General Instrument from October 1998 to February 1999, Senior Vice President and General Counsel of General Instrument from April 1998 to October 1998, Vice President and General Counsel of General Instrument from June 1997 to April 1998, and Assistant General Counsel of General Instrument from July 1993 to June 1997.

     Each executive officer serves at the sole discretion of our board of directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows compensation information for individuals who served as our Chief Executive Officer during 2000 and our four other most highly paid executive officers.

                                                ANNUAL COMPENSATION           LONG-TERM
                                              ------------------------   COMPENSATION AWARDS
                                                     SALARY     BONUS        SECURITIES           ALL OTHER
NAME AND PRINCIPAL POSITION AS OF 12/31/2000  YEAR     ($)       ($)     UNDERLYING OPTIONS    COMPENSATION(1)
--------------------------------------------  ----   -------   -------   -------------------   ---------------
J. Michael Norris.......................      2000    24,519        --         600,000                 --
  Chief Executive Officer and President       1999        --        --              --                 --
  (from 12/4/2000)                            1998        --        --              --                 --
Peter W. Keeler.........................      2000   397,332   327,799         225,000             10,500
  Chief Executive Officer and President       1999   261,077   380,500         600,000              5,000
  (through 12/4/2000) and                     1998   250,000   125,000              --              5,000
  Chairman of the Board
Keith A. Zar............................      2000   251,923   138,558         150,000             10,500
  Senior Vice President, General              1999        --        --         250,000                 --
  Counsel, Secretary and Chief                1998        --        --              --                 --
  Administrative Officer
James T. Wandrey........................      2000   248,558   136,707         150,000             10,500
  Senior Vice President,                      1999   141,346   299,471         350,000              9,628
  Chief Financial Officer and Treasurer       1998        --        --              --                 --
Hans L. Van Welzen......................      2000   192,558   165,823         150,000              9,628
  Senior Vice President, Sales                1999   124,234    32,648         212,500              3,858
                                              1998        --        --              --                 --
T. Murat Uraz...........................      2000   224,231   110,994         150,000             10,500
  Senior Vice President,                      1999   182,712    73,085         190,000              4,264
  Chief Engineering Officer                   1998   148,993    79,698          33,334              4,368

---------------
(1) Represents our matching 401(k) contribution.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000

     The following table sets forth information for our named executive officers with respect to grants of options to purchase our common stock made in the year ended December 31, 2000 and the value of all options held by such executive officers on December 31, 2000.

                                                              INDIVIDUAL GRANTS
                              ----------------------------------------------------------------------------------
                                           % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                              NUMBER OF     OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                              SECURITIES   GRANTED TO    EXERCISE                  STOCK PRICE APPRECIATION FOR
                              UNDERLYING   EMPLOYEES      OR BASE                         OPTION TERM(2)
                               OPTIONS       DURING        PRICE      EXPIRATION   -----------------------------
            NAME               GRANTED      YEAR(1)       ($/SH)         DATE         5%($)           10%($)
            ----              ----------   ----------   -----------   ----------   ------------    -------------
J. Michael Norris...........   600,000        6.87%       13.125      12/04/2010    4,952,545       12,550,722
Peter W. Keeler.............    75,000        0.86%        80.56      04/14/2010    3,799,781        9,629,392
Peter W. Keeler.............    75,000        0.86%       66.375      06/06/2010    3,130,716        7,933,849
Peter W. Keeler.............    75,000        0.86%       53.625      09/07/2010    2,529,336        6,409,833
Keith A. Zar................    50,000        0.57%        80.56      04/14/2010    2,533,188        6,419,595
Keith A. Zar................    50,000        0.57%       66.375      06/06/2010    2,087,144        5,289,233
Keith A. Zar................    50,000        0.57%       53.625      09/07/2010    1,686,224        4,273,222
James T. Wandrey............    50,000        0.57%        80.56      04/14/2010    2,533,188        6,419,595
James T. Wandrey............    50,000        0.57%       66.375      06/06/2010    2,087,144        5,289,233
James T. Wandrey............    50,000        0.57%       53.625      09/07/2010    1,686,224        4,273,222
Hans L. Van Welzen..........    50,000        0.57%        80.56      04/14/2010    2,533,188        6,419,595
Hans L. Van Welzen..........    50,000        0.57%       66.375      06/06/2010    2,087,144        5,289,233
Hans L. Van Welzen..........    50,000        0.57%       53.625      09/07/2010    1,686,224        4,273,222
T. Murat Uraz...............    50,000        0.57%        80.56      04/14/2010    2,533,188        6,419,595
T. Murat Uraz...............    50,000        0.57%       66.375      06/06/2010    2,087,144        5,289,233
T. Murat Uraz...............    50,000        0.57%       53.625      09/07/2010    1,686,224        4,273,222

---------------
(1) Based on an aggregate total of 8,734,500 options granted to employees in 2000 under our option plans.

(2) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise, if any. These amounts represent certain assumed rates of appreciation only, in accordance with regulations of the SEC. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall market conditions, as well as executives' continued employment through the vesting period. We cannot assure that the amounts reflected would be realized.

                 AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
                  DECEMBER 31, 2000 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during 2000 and the year-end number and value of unexercised options with respect to each of our named executive officers. No stock appreciation rights were exercised by our named executive officers in fiscal year 2000 or were outstanding at the end of that year.

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                           SHARES                       UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON       VALUE           DECEMBER 31, 2000          DECEMBER 31, 2000(1)
         NAME             EXERCISE       REALIZED      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
         ----            -----------    -----------    -------------------------    -------------------------
J. Michael Norris......         --               --               --/600,000                    --/--
Peter W. Keeler........    150,000      $11,872,500        1,750,000/825,000           $16,840,000/--
Keith A. Zar...........         --               --           62,500/337,500                    --/--
James T. Wandrey.......         --               --          137,501/362,499               109,188/51,562
Hans L. Van Welzen.....         --               --           88,542/273,958                76,698/42,969
T. Murat Uraz..........     40,000        2,413,396          188,230/288,437             1,253,225/42,539

---------------
(1) The fair market value of our common stock as reported by the Nasdaq National Market at the close of business on December 29, 2000 was $11.375.

                              EMPLOYEE STOCK PLANS

1999 STOCK PLAN

     Our board of directors adopted our 1999 Stock Plan effective October 1, 1999. Our stockholders also approved this plan. We have reserved 6,000,000 shares of our common stock for grants under the 1999 Stock Plan. If options or shares awarded under the 1999 Stock Plan are forfeited, then those options or shares will become available for new awards. We have granted options covering 5,423,476 shares of our common stock under the 1999 Stock Plan. These options have an exercise price equal to $11.00 per share, and they will become exercisable with respect to 25% of the shares after 12 months of service and the remaining 75% of the shares in equal monthly installments over the next 36 months of service. We will make no additional awards under the 1999 Stock Plan.

1999 EQUITY INCENTIVE PLAN

     For a description of this plan, see Proposal No. 2 above.

1999 EMPLOYEE STOCK PURCHASE PLAN

     Our board of directors adopted our 1999 Employee Stock Purchase Plan on October 10, 1999. Our stockholders also approved this plan. We intend to qualify our 1999 Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code. We have reserved 1,000,000 shares of our common stock for issuance under the plan. On November 1 of each year, starting with the year 2000, the number of shares in the reserve will automatically be increased by 1,000,000 shares, 1% of the shares then outstanding or the number determined by our board of directors, whichever is lowest. The plan will be administered by the compensation committee of our board of directors.

     All of our employees are eligible to participate in the 1999 Employee Stock Purchase Plan. Eligible employees may begin participating in the 1999 Employee Stock Purchase Plan at the start of any offering period. Each offering period lasts 24 months. Overlapping offering periods start on May 1 and November 1 of each year.

     Our 1999 Employee Stock Purchase Plan permits each eligible employee to purchase common stock through payroll deductions. Each employee's payroll deductions may not exceed 20% of the employee's cash compensation. Purchases of our common stock will occur on April 30 and October 31 of each year. Each participant may purchase up to 1,500 shares on any purchase date. But the value of the shares purchased in any calendar year, measured as of the beginning of the offering period, may not exceed $25,000.

     The price of each share of common stock purchased under our 1999 Employee Stock Purchase Plan will be 85% of the lower of:

     - the fair market value per share of common stock on the date immediately before the first day of the applicable offering period; or

     - the fair market value per share of common stock on the purchase date.

     In the case of the first offering period, the price per share under the plan will be 85% of the lower of:

     - the price per share at the initial public offering; or

     - the fair market value per share of common stock on the purchase date.

     Employees may end their participation in the 1999 Employee Stock Purchase Plan at any time. Participation ends automatically upon termination of employment with us. If a change in control occurs, our 1999 Employee Stock Purchase Plan will end and shares will be purchased with the payroll deductions accumulated to date by participating employees, unless the plan is assumed by the surviving corporation or its parent. Our board of directors may amend or terminate the 1999 Employee Stock Purchase Plan at any time. If our board increases the number of shares of common stock reserved for issuance under the plan, except for the automatic increases described above, it must seek the approval of our stockholders.

                         COMPENSATION COMMITTEE REPORT

     The following is a report of the compensation committee of our board of directors describing the compensation policies applicable to our executive officers during the year ended December 31, 2000. The committee recommends salaries, incentives and other forms of compensation for our directors, officers and other employees, administers our various incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

               NEXT LEVEL COMMUNICATIONS' COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Three members of the board of directors, Lynn Forester, John McCartney and Richard Severns, serve as the Compensation Committee of the Board. The Compensation Committee reviews, recommends and approves changes to Next Level's compensation policies and benefits programs, administers the 1999 Equity Incentive Plan, including approving stock option grants, and otherwise seeks to ensure that Next Level's compensation philosophy is properly implemented and is consistent with Next Level's best interests. Matters subject to the provisions of Internal Revenue Code 162(m) as well as grants of equity compensation awards to individuals subject to Section 16 of the Securities Exchange Act of 1934, however, are independently reviewed and approved by a compensation subcommittee consisting of Ms. Forester and Mr. McCartney.

     The 2000 compensation levels for Next Level's executive officers generally were determined on an individual basis at the time of hiring, which occurred in each case, except two, prior to Next Level's initial public offering in November 1999 and prior to the formation of the Compensation Committee. For this reason, the Compensation Committee did not undertake a general assessment of executive compensation levels until the determination of executive compensation for 2001.

COMPENSATION PHILOSOPHY

     The Compensation Committee's goal is to provide a competitive compensation package based on a review of publicly available information about the compensation paid to similarly situated executives. The Compensation Committee believes that a substantial portion of compensation should be tied to the attainment of long-term and short-term objectives. To achieve these compensation objectives, the Compensation Committee has developed a compensation philosophy for executive officers consisting of base salary, annual incentive awards and equity incentives.

  Components of Executive Compensation

     Base Salary. The Compensation Committee annually reviews each executive officer's salary. In determining the appropriate salary, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience and past accomplishments. The Compensation Committee also compares base salaries and salary ranges of similar positions in other companies in relevant markets defined by company size, industry and location. Executive, technical and other highly-compensated positions are valued in the national market using data developed by nationally recognized compensation consulting firms. Base salary for these positions is targeted at the median of a peer group of publicly traded companies with similar products, markets and other comparable characteristics. The peer group is reviewed regularly and generally established on the basis of market capitalization value. The published compensation data used by the Compensation Committee to establish base salary ranges, however, are not necessarily drawn from the same peer group of companies included in the Stock Performance Graph below.

     The Compensation Committee annually recommends to the board of directors adjustments to salary ranges and actual salaries, taking into consideration position value, market pricing, operating results, individual performance and other factors. For 2001, the Compensation Committee incorporated the national consultant's base salary midpoint recommendations.

     Annual Incentive Awards. Annual incentive awards, in the form of cash payments, are designed to achieve specific short-term results and to further long-term objectives. Financial and other objectives and program participants are set at the beginning of each year. The process involves the board of directors, the Compensation Committee, the Chief Executive Officer and program participants. Goals and objectives are established for each program participant at the beginning of the year. Performance is measured at year-end against these pre-established objectives and annual incentive awards are determined based on performance.

     The Compensation Committee annually reviews potential incentive awards for executive officers as a percentage of base salary and recommends adjustments to the board of directors, based upon a review of Next Level's results and performance versus objectives and personal performance of participants versus objectives. Base salary and annual incentive awards (cash compensation) are generally targeted at the 50th percentile of the peer group of companies discussed above. In December 2000, the board of directors approved the Compensation Committee's recommendations to award annual incentive awards for 2000 performance due to industry conditions, Next Level's current cash position and stockholder value.

     Long-Term Equity Incentive Awards. The Compensation Committee emphasizes the award of stock options and believes that in the highly competitive, emerging markets in which Next Level operates, equity-based compensation provides the greatest incentive for outstanding performance and the greatest alignment of management and stockholder long-term interests. As a result, the Compensation Committee has relied on long-term equity compensation as a substantial means of compensating and motivating Next Level's executive officers. It is the Compensation Committee's practice to set option exercise prices at not less than 100% of the stock's fair market value on the date of grant. Thus, the value of the stockholders' investment in Next Level must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. Options granted to Next Level's executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant.

     Participation in Next Level's 1999 Equity Incentive Plan is available to employees, outside directors and consultants. The Compensation Committee annually reviews participants and potential award ranges considering responsibility, authority and potential impact on Next Level. The opportunity range for each participant is based on guidelines developed by nationally recognized compensation consultants. At year end, the Compensation Committee reviews Next Level's condition and performance and individual performance versus long-term goals and determines awards for eligible participants. Awards may be in the form of stock options, restricted stock, stock appreciation rights and stock units, which are sometimes called "phantom shares," although to date all awards have been in the form of stock options. In April 2000, the Compensation Committee determined that it was in Next Level's best interest to grant stock options to all employees on an ongoing basis as a means of retaining and motivating individuals. This also allowed Next Level's employees to develop an ownership position, thus aligning them with the long-term goals of both Next Level and its other stockholders.

     Because of Next Level's rapid personnel growth, the Compensation Committee and the board of directors have approved an amendment to increase by an aggregate 9,500,000 shares the number of shares of common stock that may be issued pursuant to the exercise of options granted under the 1999 Equity Incentive Plan. Next Level is seeking approval of this amendment by the stockholders at the Annual Meeting. For more information, please see the section entitled "Proposal No. 2: Approval of Amendment to the 1999 Equity Incentive Plan," beginning on page 4 of this proxy statement.

     Chief Executive Officer Compensation. The Compensation Committee annually reviews the Chief Executive Officer's performance and compensation and recommends changes as appropriate to the board of directors. In its review, the Compensation Committee considers Next Level's condition, operating results, performance versus short-term and long-term objectives, economic environment, industry conditions and increased stockholder value. The Compensation Committee also considers the Chief Executive Officer's performance against short-term and long-term objectives, compensation versus peers and other factors. In view of industry conditions and Next Level's cash position, it was determined that annual incentive awards would be paid to management for 2000 performance. As a result, an annual incentive award payment in the amount of $327,799 was approved for Mr. Keeler.

     In December 2000, based on the long-term incentive recommendations of a national consulting firm, the Compensation Committee recommended, and the board of directors approved, an award of 225,000 stock options to Mr. Keeler.

  Policy on Deductibility of Compensation

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

     The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under its cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, Next Level's compensation philosophy and Next Level's best interests.

                                          COMPENSATION COMMITTEE

                                          Lynn Forester
                                          John McCartney
                                          Richard Severns

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS

                            STOCK PERFORMANCE GRAPHS

     Set forth below is a comparison of the total stockholder return on our common stock for the period beginning November 10, 1999 (date of our initial public offering) and ending December 31, 2000 with the total stockholder return for the same period for the Standard & Poor's 500 Index (S&P 500) and the Standard & Poors High Technology Composite Index (the "Peer Group"). The total stockholder return reflects the change in share price during the period, assuming an investment of $100.00 on November 10, 1999 plus the reinvestment of dividends, if any. No dividends were paid on the common stock during the period shown. The stock price performance shown below is not necessarily indicative of future stock price performance.

       COMPARISON OF NEXT LEVEL COMMUNICATIONS, INC., THE S&P 500 AND THE
                              COMPANY'S PEER GROUP

                              [PERFORMANCE GRAPH]

                 -----------------------------------------------------------------------------------
                                        11/10/99   12/31/99   3/31/00   6/30/00   9/30/00   12/31/00
                 -----------------------------------------------------------------------------------
                  NXTV                  $100.00    $147.55    $214.29   $168.97   $130.31   $ 22.42
                 -----------------------------------------------------------------------------------
                  S&P 500               $100.00    $106.37    $95.58    $104.06   $105.36   $108.54
                 -----------------------------------------------------------------------------------
                  S&P Tech              $100.00    $ 90.82    $78.38    $52.92    $88.27    $ 71.95
                 -----------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the board of directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix B.

     The role of the Audit Committee is to oversee Next Level's financial reporting process on behalf of the board of directors. Management has the primary responsibility for Next Level's financial statements as well as Next Level's financial reporting process, accounting principles and internal controls. The independent auditors are responsible for performing an audit of Next Level's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee has reviewed and discussed Next Level's audited financial statements as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and it has discussed with the auditors their independence from Next Level. The Audit Committee has also considered whether the independent auditors' provision of services covered in "All Other Fees" below to Next Level is compatible with maintaining the independence of Deloitte & Touche LLP.

     Based on the reports and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Next Level's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of Next Level's annual consolidated financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Next Level's Quarterly Reports on Form 10-Q for such fiscal year were approximately $374,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for all other services rendered to Next Level such as consultation related to tax planning and compliance and consultation related to certain accounting issues for the fiscal year ended December 31, 2000 were approximately $268,000.

     The audit committee has considered whether the provision of these services is compatible with maintaining Deloitte & Touche LLP's independence.

                                          AUDIT COMMITTEE

                                          Paul S. Latchford
                                          John McCartney

                                          SUBMITTED BY THE AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Next Level Communications, a subsidiary of General Instrument, was the limited partner and Spencer Trask Investors, LLC was the general partner of Next Level Communications L.P., with the General Instrument subsidiary holding a 90.4% limited partnership interest and Spencer Trask holding a 9.6% general partnership interest. General Instrument also held a $75.0 million principal amount promissory note of Next Level Communications L.P., which, together with accrued interest thereon, was convertible into shares of common stock of the successor corporation to the partnership. Spencer Trask Investors also held an option to acquire additional shares of that successor corporation, that is of our company.

     Immediately prior to our initial public offering, General Instrument contributed its $75 million note and accrued interest thereon to us, and Next Level Communications L.P. and the General Instrument subsidiary, Next Level Communications, merged into us. As a result, General Instrument received 64,103,724 shares of common stock and Spencer Trask and related persons received 5,863,329 shares of common stock. Also, pursuant to this merger, the option held by Spencer Trask Investors, LLC became warrants to acquire from us 8,480,102 shares of common stock at an exercise price of $10.38 per share, which were distributed to the members of Spencer Trask Investors, LLC. As of April 6, 2001, warrants to purchase 5,591,609 shares of our common stock are currently exercisable and expire on January 13, 2003. In lieu of paying the exercise price in cash, the holders may elect to receive, upon the exercise of a warrant, the number of shares subject to the warrant multiplied by a fraction, the numerator of which is the market price per share less the exercise price and the denominator of which is the market price per share.

     On January 5, 2000, General Instrument consummated its merger with Motorola. Consequently, Motorola is able to exercise a majority of our total voting power and has the ability to control our board of directors and all matters relating to our business and affairs. We do not know whether Motorola's plans for our business and affairs will be different than our existing plans and whether any changes that may be implemented under Motorola's control will be beneficial or detrimental to our other stockholders.

     Although Motorola has advised us that it currently intends to hold all of its shares, neither Motorola, through its ownership of General Instrument, or Spencer Trask and its related persons are subject to any contractual obligation to retain any of its shares. As a result, we cannot assure you as to how long Motorola or Spencer Trask and its related persons will maintain their remaining beneficial ownership of our common stock.

     In June 2000, Spencer Trask Holdings, Incorporated and related parties exercised warrants to purchase 2,070,000 shares of our common stock. The exercise price of $10.38 per share was paid by Spencer Trask by the surrender of 423,493 additional warrants. In October 2000, warrants to purchase 299,000 shares of our common stock were exercised by Kevin Kimberlin Partners, LP (an affiliate of Spencer Trask). The exercise price of these warrants was paid through the surrender of additional warrants to purchase 96,000 share of common stock. We did not receive any proceeds from the sale of such common stock in either transaction.

     It is possible that Motorola could be in a position involving a conflict of interest with us. In addition, individuals who are officers or directors of both our principal stockholder and us may have fiduciary duties to both our principal stockholder and us. For example, a conflict may arise if our principal stockholder were to engage in activities or pursue corporate opportunities that may overlap with our business. Our certificate of incorporation contains provisions intended to protect our principal stockholder and these individuals in these situations.

     Prior to December 31, 1999, General Instrument leased one of the buildings at our Rohnert Park offices from a Delaware realty trust set up specifically to permit the purchase and lease of the facility. To purchase the land and construct the facility, this trust obtained loans from several lenders which were guaranteed by General Instrument. The lease provided for a purchase option. On December 30, 1999, we exercised such option, paying $24.9 million to acquire the land and building.

CORPORATE AND INTERCOMPANY AGREEMENT

     In November 1999, we entered into a corporate and intercompany agreement with General Instrument under which we granted to General Instrument and its affiliates a continuing option to purchase additional shares of common stock or shares of non-voting capital stock. If we issue any additional equity securities, General Instrument and its affiliates may exercise this option to purchase:

     - shares of common stock to the extent necessary for them to maintain their then-existing percentage of the total voting power; and

     - shares of non-voting capital stock to the extent necessary to own 80% of any class of non-voting capital stock which may be outstanding.

     The purchase price of the shares of common stock is the fair market value of the common stock. The purchase price of non-voting capital stock will be the price at which third parties may purchase this stock. The option expires if General Instrument and its affiliates beneficially own less than 30% of our outstanding common stock.

     Under this agreement, we have agreed to obtain a release of General Instrument from its Bell Atlantic guaranty as promptly as practicable.

     This agreement also provides that, for as long as General Instrument and its affiliates beneficially own a majority of the outstanding common stock, we may not take any action which may be reasonably anticipated to result in a violation by them of:

     - any law or regulation, including the Internal Revenue Code or the Employee Retirement Income Security Act;

     - their certificates of incorporation or by-laws;

     - any credit agreement or other material instrument binding upon them or any of their assets; or

     - any judgment, order or decree of any governmental authority having jurisdiction over them or any of their assets.

     This agreement also provides that the parties will provide reasonable cooperation with respect to their tax filings and any tax audits. Under this agreement, we will also indemnify General Instrument and its affiliates against any lawsuits or other claims arising out of any of our or our predecessors' activities or omissions before and after our initial public offering.

     Under this agreement, we and our board of directors also appointed additional directors nominated by Motorola on January 5, 2000.

     This agreement also provides that we will enter into a similar agreement for the benefit of any transferee or group of related transferees of General Instrument which is unaffiliated with General Instrument of more than a majority of the outstanding shares of our common stock in a single transaction or a group of related transactions.

CROSS LICENSE AGREEMENT

     In November 1999, we entered into a cross license agreement with General Instrument. Under this agreement, General Instrument granted to us a nonexclusive, perpetual, royalty free, worldwide license under all patent applications and patents owned by General Instrument and any future patents issued from these General Instrument patents and patent applications, to make our NLevel(3) product or related switched digital video network equipment and software. This grant did not include patent claims covering the implementations, methods or devices primarily used or to be used by General Instrument. Also under this agreement, we granted to General Instrument and its affiliates, including Motorola, a nonexclusive, perpetual, royalty free, worldwide license under all patent applications and patents owned by us and filed prior to our initial public offering and any future patents issued from these patents and patent applications to make digital cable subscriber terminals, satellite and wireless subscriber terminals, cable modems, HFC telephony and related headend, uplink, transmission or other network equipment and software. This grant did not include patent claims covering the implementations, methods or devices primarily used or to be used by us. We and General Instrument each also licensed to the other the right to use confidential, technical and other information in each other's possession as of the completion of our initial public offering. These licenses do not include the right to sublicense to any third parties. This agreement permits General Instrument and us to transfer their or our licenses pursuant to a sale of its or our respective entire business, a sale of an entire business unit that benefits from the license or to any of General Instrument's or our respective affiliates.

REGISTRATION RIGHTS AGREEMENT

     In November 1999, we entered into a registration rights agreement with General Instrument and Spencer Trask Investors, LLC. Under this agreement, we granted to these stockholders and their transferees the right to request that we use our best efforts to register their shares of our common stock and the shares of common stock underlying their warrants under federal and state securities laws so that they may sell or dispose of their shares in accordance with these laws. So long as General Instrument and its affiliates own 30% of our outstanding common stock, they will not be limited in the number of times they may make that request. After their ownership declines below that level, they will be able to cause us to effect up to four registrations of their shares. Spencer Trask and its related persons and their transferees will be able to cause us to effect up to three registrations of their shares. Under customary "piggy-back" registration rights, General Instrument, Spencer Trask and their transferees will also be entitled to include their shares in all registrations of common stock we make, either for a sale by us or any of our stockholders, subject to customary exceptions. We will pay for all out-of-pocket expenses relating to these registrations and indemnify General Instrument, Spencer Trask (and its related persons) and their transferees against certain liabilities under securities laws. General Instrument and Spencer Trask and related persons and their transferees may generally assign these registration rights to transferees of their shares. This agreement also provides that we will enter into a similar agreement for the benefit of any majority transferee. As defined in the agreement a majority transferee is any transferee or group of related transferees of General Instrument which is unaffiliated with General Instrument of more than a majority of the outstanding shares of common stock in a single transaction or a group of related transactions.

CHANGE OF CONTROL AGREEMENTS

     In April 2000, Mssrs. Keeler, Wandrey, Weeks, Van Welzen, Uraz, Pachynski, Tuhy and Zar each entered into agreements with us providing for acceleration of all unvested stock options held by such individuals immediately prior to the consummation of a change in control, as defined in the agreement, notwithstanding any vesting schedule or other provisions to the contrary in the agreements or plans evidencing such options. In the event of an acquisition of Next Level by Motorola, 50% of the unvested stock options held by such individuals shall become fully vested and immediately exercisable immediately prior to the consummation of the acquisition by Motorola, with the remainder of such individuals' unvested stock options vesting in accordance with the original vesting schedule of the stock option agreement and stock option plan pursuant to which such stock options were granted for the period commencing on the consummation of the acquisition by Motorola and ending on the 12 month anniversary following such acquisition.

TAX SHARING AGREEMENT

     In December 2000, we received a $15 million advance from Motorola related to a tax sharing and allocation agreement. We received an additional $17.3 million in January 2001 and the tax agreement was finalized in February 2001. The amount advanced to us is based on an estimate of the present value of income tax benefits to Motorola from the inclusion of our operating losses for the period from January 6, 2000 to May 17, 2000. To the extent Motorola does not achieve the expected tax benefits by September 30, 2006, we must repay any difference. In addition, should we obtain certain specified levels of financing from independent third parties, we must also repay all or a portion of the advance.

SEVERANCE AGREEMENT

     We have entered into a Severance Agreement and General Release with Peter Keeler effective as of December 4, 2000. Pursuant to the agreement, Mr. Keeler's employment with us as Chief Executive Officer terminated as of December 4, 2000 and his position with us as Chairman of the Board of Directors terminated as of March 31, 2001. Additionally, certain of Mr. Keeler's employee benefits were extended through December 4, 2003 and Mr. Keeler's stock option agreements were amended to allow his options to be exercised until the termination of the option agreements.

INDEBTEDNESS OF MANAGEMENT

     We have entered into a Loan Agreement with one of our directors, James T. Wandrey. Pursuant to this agreement, we loaned $100,000 to Mr. Wandrey to allow him to repay a loan secured by shares of our common stock that Mr. Wandrey purchased in connection with our initial public offering. The principal and interest is due June 1, 2001. The applicable federal rate for the loan is 6.01%.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation, to furnish us with copies of all Section 16(a) forms they file. To our knowledge, except for the late filing by Mr. McCartney of one Form 4, all of these filing requirements have been satisfied. In making this statement, we have relied solely upon review of the copies of such reports furnished to us and written representations from our officers and directors that no other reports were required.

                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented by such stockholders at our 2002 annual meeting of stockholders must be received by us no later than December 27, 2001 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

     In addition, our bylaws provide for the timing and content of notice which stockholders must provide to our corporate secretary for the nomination of directors or other proposals to be properly presented at a stockholders meeting. Pursuant to these provisions, notice of any such nomination or proposal must be received by us not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; however, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

                                 OTHER MATTERS

     As of the date of this proxy statement, our board of directors knows of no other matters to be submitted to the annual meeting. As to other business, if any, that may come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Keith A. Zar
                                          Keith A. Zar
                                          Secretary

Rohnert Park, California
April 25, 2001

     A COPY OF NEXT LEVEL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO NEXT LEVEL COMMUNICATIONS, INC., 6085 STATE FARM DRIVE, ROHNERT PARK, CALIFORNIA 94928, ATTENTION:
CORPORATE SECRETARY.

                                                                      APPENDIX A

                        NEXT LEVEL COMMUNICATIONS, INC.

                           1999 EQUITY INCENTIVE PLAN
                    (AS ADOPTED EFFECTIVE NOVEMBER 9, 1999)

                        NEXT LEVEL COMMUNICATIONS, INC.

                           1999 EQUITY INCENTIVE PLAN
                    (AS ADOPTED EFFECTIVE NOVEMBER 9, 1999)

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ARTICLE 1. INTRODUCTION...............................................   A-1
ARTICLE 2. ADMINISTRATION.............................................   A-1
   2.1    Committee Composition.......................................   A-1
   2.2    Committee Responsibilities..................................   A-1
   2.3    Committee for Non-Officer Grants............................   A-1

ARTICLE 3. SHARES AVAILABLE FOR GRANTS................................   A-1

   3.1    Basic Limitation............................................   A-1
   3.2    Additional Shares...........................................   A-2
   3.3    Dividend Equivalents........................................   A-2

ARTICLE 4. ELIGIBILITY................................................   A-2

   4.1    Incentive Stock Options.....................................   A-2
   4.2    Other Grants................................................   A-2

ARTICLE 5. OPTIONS....................................................   A-2

   5.1    Stock Option Agreement......................................   A-2
   5.2    Number of Shares............................................   A-2
   5.3    Exercise Price..............................................   A-3
   5.4    Exercisability and Term.....................................   A-3
   5.5    Effect of Change in Control.................................   A-3
   5.6    Modification or Assumption of Options.......................   A-3
   5.7    Buyout Provisions...........................................   A-3

ARTICLE 6. PAYMENT FOR OPTION SHARES..................................   A-3

   6.1    General Rule................................................   A-3
   6.2    Surrender of Stock..........................................   A-3
   6.3    Exercise/Sale...............................................   A-4
   6.4    Exercise/Pledge.............................................   A-4
   6.5    Other Forms of Payment......................................   A-4
ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS...............   A-4

   7.1    Initial Grants..............................................   A-4
   7.2    Annual Grants...............................................   A-4
   7.3    Accelerated Exercisability..................................   A-4
   7.4    Exercise Price..............................................   A-4
   7.5    Term........................................................   A-4
   7.6    Affiliates of Outside Directors.............................   A-4

ARTICLE 8. STOCK APPRECIATION RIGHTS..................................   A-5

   8.1    SAR Agreement...............................................   A-5
   8.2    Number of Shares............................................   A-5
   8.3    Exercise Price..............................................   A-5
   8.4    Exercisability and Term.....................................   A-5
   8.5    Effect of Change in Control.................................   A-5

                                                                        PAGE
                                                                        ----
   8.6    Exercise of SARs............................................   A-5
   8.7    Modification or Assumption of SARs..........................   A-5

ARTICLE 9. RESTRICTED SHARES..........................................   A-6

   9.1    Restricted Stock Agreement..................................   A-6
   9.2    Payment for Awards..........................................   A-6
   9.3    Vesting Conditions..........................................   A-6
   9.4    Voting and Dividend Rights..................................   A-6

ARTICLE 10. STOCK UNITS...............................................   A-6

  10.1    Stock Unit Agreement........................................   A-6
  10.2    Payment for Awards..........................................   A-6
  10.3    Vesting Conditions..........................................   A-6
  10.4    Voting and Dividend Rights..................................   A-6
  10.5    Form and Time of Settlement of Stock Units..................   A-7
  10.6    Death of Recipient..........................................   A-7
  10.7    Creditors' Rights...........................................   A-7

ARTICLE 11. PROTECTION AGAINST DILUTION...............................   A-7

  11.1    Adjustments.................................................   A-7
  11.2    Dissolution or Liquidation..................................   A-7
  11.3    Reorganizations.............................................   A-8

ARTICLE 12. DEFERRAL OF AWARDS........................................   A-8

ARTICLE 13. AWARDS UNDER OTHER PLANS..................................   A-8

ARTICLE 14. PAYMENT OF DIRECTOR'S FEES IN SECURITIES..................   A-8

  14.1    Effective Date..............................................   A-8
  14.2    Elections to Receive NSOs, Restricted Shares or Stock
          Units.......................................................   A-8
  14.3    Number and Terms of NSOs, Restricted Shares or Stock
          Units.......................................................   A-9

ARTICLE 15. LIMITATION ON RIGHTS......................................   A-9

  15.1    Retention Rights............................................   A-9
  15.2    Stockholders' Rights........................................   A-9
  15.3    Regulatory Requirements.....................................   A-9

ARTICLE 16. WITHHOLDING TAXES.........................................   A-9

  16.1    General.....................................................   A-9
  16.2    Share Withholding...........................................   A-9

ARTICLE 17. FUTURE OF THE PLAN........................................   A-9

  17.1    Term of the Plan............................................   A-9
  17.2    Amendment or Termination....................................  A-10

ARTICLE 18. LIMITATION ON PAYMENTS....................................  A-10

  18.1    Scope of Limitation.........................................  A-10
  18.2    Basic Rule..................................................  A-10
  18.3    Reduction of Payments.......................................  A-10
  18.4    Overpayments and Underpayments..............................  A-10
  18.5    Related Corporations........................................  A-11

                                                                        PAGE
                                                                        ----
ARTICLE 19. DEFINITIONS...............................................  A-11

  19.1    "Affiliate".................................................  A-11
  19.2    "Award".....................................................  A-11
  19.3    "Board".....................................................  A-11
  19.4    "Cause".....................................................  A-11
  19.5    "Change in Control".........................................  A-11
  19.6    "Code"......................................................  A-12
  19.7    "Committee".................................................  A-12
  19.8    "Common Share"..............................................  A-12
  19.9    "Company"...................................................  A-12
  19.10   "Consultant"................................................  A-12
  19.11   "Employee"..................................................  A-12
  19.12   "Exchange Act"..............................................  A-12
  19.13   "Exercise Price,"...........................................  A-12
  19.14   "Fair Market Value".........................................  A-12
  19.15   "Involuntary Termination"...................................  A-12
  19.16   "ISO".......................................................  A-13
  19.17   "NSO".......................................................  A-13
  19.18   "Option"....................................................  A-13
  19.19   "Optionee"..................................................  A-13
  19.20   "Outside Director"..........................................  A-13
  19.21   "Parent"....................................................  A-13
  19.22   "Participant"...............................................  A-13
  19.23   "Plan"......................................................  A-13
  19.24   "Predecessor Plan"..........................................  A-13
  19.25   "Restricted Share"..........................................  A-13
  19.26   "Restricted Stock Agreement"................................  A-13
  19.27   "SAR".......................................................  A-13
  19.28   "SAR Agreement".............................................  A-13
  19.29   "Stock Option Agreement"....................................  A-13
  19.30   "Stock Unit"................................................  A-13
  19.31   "Stock Unit Agreement"......................................  A-13
  19.32   "Subsidiary"................................................  A-13
  19.33   "Total Disability"..........................................  A-13

ARTICLE 20. EXECUTION.................................................  A-14

                        NEXT LEVEL COMMUNICATIONS, INC.

                AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN

                                   ARTICLE 1

                                  INTRODUCTION

     The Plan was adopted by the Board effective as of the date of the Company's initial public offering. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

                                   ARTICLE 2

                                 ADMINISTRATION

     2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

     2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

                                   ARTICLE 3

                          SHARES AVAILABLE FOR GRANTS

     3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 17,400,000 plus (b) the aggregate number of Common Shares remaining available for grants under the Predecessor Plan on the date of the Company's initial public offering plus (c) the additional Common Shares described in Section 3.2. No additional grants shall be made under the Predecessor Plan after the date of the Company's initial public offering. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

     3.2 Additional Shares. If Options granted under this Plan or the Predecessor Plan are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under this Plan. If Common Shares issued upon the exercise of Options granted under this Plan or the Predecessor Plan are forfeited, then such Common Shares shall again become available for Awards under this Plan. If Restricted Shares issued under this Plan or the Predecessor Plan are forfeited, then the corresponding Common Shares shall again become available for Awards under this Plan. If Stock Units or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

     3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

                                   ARTICLE 4

                                  ELIGIBILITY

     4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

     4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

                                   ARTICLE 5

                                    OPTIONS

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than two million Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than three million Common Shares.

The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. Each Option shall become exercisable in full in the event of the Optionee's death or Total Disability. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination within six months after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

     5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

                                   ARTICLE 6

                           PAYMENT FOR OPTION SHARES

     6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     6.5 Other Forms of Payment. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

                                   ARTICLE 7

                  AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS

     7.1 Initial Grants. Each Outside Director who first becomes a member of the Board after the date of the Company's initial public offering shall receive a one-time grant of an NSO covering 20,000 Common Shares (subject to adjustment under Article 11). Such NSO shall be granted on the date when such Outside Director first joins the Board. Such NSO shall become exercisable with respect to 5,000 Common Shares upon completion of the first 12 months of service as an Outside Director and with respect to an additional 416.667 Common Shares upon completion of each of the next 36 months of service as an Outside Director. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

     7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2000 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 5,000 Common Shares (subject to adjustment under Article
11), except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

     7.3 Accelerated Exercisability. All NSOs granted to an Outside Director under this Article 7 shall also become exercisable in full in the event of:

          (a) The termination of such Outside Director's service because of death, Total Disability or retirement at or after age 65; or

          (b) A Change in Control with respect to the Company.

     7.4 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 or 6.3.

     7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant or (b) the date 12 months after the termination of such Outside Director's service for any reason.

     7.6 Affiliates of Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

     8.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     8.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than two million Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than three million Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. Each SAR shall become exercisable in full in the event of the Optionee's death or Total Disability. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     8.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination within six months after a Change in Control.

     8.6 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     8.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

                                   ARTICLE 9

                               RESTRICTED SHARES

     9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     9.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

     9.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination within six months after a Change in Control.

     9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

                                   ARTICLE 10

                                  STOCK UNITS

     10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

     10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination within six months after a Change in Control.

     10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

     10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     10.7 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

                                   ARTICLE 11

                          PROTECTION AGAINST DILUTION

     11.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

          (b) The limitations set forth in Sections 5.2 and 8.2;

          (c) The number of NSOs to be granted to Outside Directors under
     Article 7;

          (d) The number of Common Shares covered by each outstanding Option and SAR;

          (e) The Exercise Price under each outstanding Option and SAR; or

          (f) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     11.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

                                   ARTICLE 12

                               DEFERRAL OF AWARDS

     The Committee (in its sole discretion) may permit or require a Participant to:

          (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

          (b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

          (c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

                                   ARTICLE 13

                            AWARDS UNDER OTHER PLANS

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

                                   ARTICLE 14

                    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

     14.1 Effective Date. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

     14.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs,

Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Company on the prescribed form.

     14.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

                                   ARTICLE 15

                              LIMITATION ON RIGHTS

     15.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     15.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     15.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                                   ARTICLE 16

                               WITHHOLDING TAXES

     16.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     16.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

                                   ARTICLE 17

                               FUTURE OF THE PLAN

     17.1 Term of the Plan. The Plan, as set forth herein, shall become effective as of the date of the Company's initial public offering. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's stockholders.

     17.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                                   ARTICLE 18

                             LIMITATION ON PAYMENTS

     18.1  Scope of Limitation. This Article 18 shall apply to an Award only if:

          (a) The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 18 than it was before the application of this Article 18; or

          (b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 18 (regardless of the after-tax value of such Award to the Participant).

If this Article 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

     18.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this
Article 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     18.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     18.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the

Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     18.5 Related Corporations. For purposes of this Article 18, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

                                   ARTICLE 19

                                  DEFINITIONS

     19.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     19.2 "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

     19.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     19.4  "Cause" means:

          (a) The unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

          (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

          (c) Gross negligence or willful misconduct, after the Board has given the Participant written notice and a reasonable opportunity to cure such negligence or misconduct; or

          (d) Continued failure to perform assigned duties, after the Board has given the Participant written notice and a reasonable opportunity to cure such failure.

The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent, Subsidiary or Affiliate) may consider as grounds for the discharge of a Participant without Cause.

     19.5  "Change in Control" shall mean:

          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

          (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

             (i) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary;

             (ii) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

             (iii) General Instrument Corporation or a direct or indirect parent, subsidiary or successor corporation of General Instrument Corporation.

This Paragraph (d) shall not include any transaction whereby General Instrument Corporation, or a direct or indirect parent, subsidiary or successor corporation of General Instrument Corporation, disposes all or part of its equity interest in the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     19.6  "Code" means the Internal Revenue Code of 1986, as amended.

     19.7  "Committee" means a committee of the Board, as described in Article
2.

     19.8 "Common Share" means one share of the Common Stock of the Company, with a par value of $0.01 per share.

     19.9 "Company" means Next Level Communications, Inc., a Delaware corporation.

     19.10 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.11 "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     19.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     19.13 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     19.14 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     19.15 "Involuntary Termination" means the termination of the Participant's service by reason of:

          (a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

          (b) The voluntary resignation of the Participant following (i) a change in his or her position with the Company (or the Parent, Subsidiary or Affiliate employing him or her) that materially reduces his or her stature, authority or responsibilities, (ii) a reduction in his or her compensation, including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance, or (iii) a relocation of his or her principal workplace by more than 30 miles.

     19.16 "ISO" means an incentive stock option described in section 422(b) of the Code.

     19.17 "NSO" means a stock option not described in sections 422 or 423 of the Code.

     19.18 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

     19.19  "Optionee" means an individual or estate who holds an Option or SAR.

     19.20 "Outside Director" shall mean a member of the Board who is not an Employee and who is not affiliated with General Instrument Corporation, a direct or indirect parent, subsidiary or successor corporation of General Instrument Corporation, or Spencer Trask Investors LLC. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.21 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     19.22  "Participant" means an individual or estate who holds an Award.

     19.23 "Plan" means this Next Level Communications, Inc. 1999 Equity Incentive Plan, as amended from time to time.

     19.24 "Predecessor Plan" means the Next Level Communications, Inc. 1999 Stock Plan.

     19.25  "Restricted Share" means a Common Share awarded under the Plan.

     19.26 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

     19.27  "SAR" means a stock appreciation right granted under the Plan.

     19.28 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     19.29 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     19.30 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

     19.31 "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

     19.32 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     19.33 "Total Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

                                   ARTICLE 20

                                   EXECUTION

     To record the adoption of the Plan by the Board on October 10, 1999, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                                                                      APPENDIX B

                        NEXT LEVEL COMMUNICATIONS, INC.

                            AUDIT COMMITTEE CHARTER

Purpose

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Next Level Communications, Inc. (the "Company") in fulfilling the Board's oversight of the Company's accounting and internal controls systems, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor.

     In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law (the "DGCL"). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the DGCL to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such as the outside auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

MEMBERSHIP

     The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. The Committee shall satisfy the independence and experience requirements of The Nasdaq Stock Market, including any exceptions thereto.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in her or his absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

     3. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     4. The Committee may include in its meetings members of the Company's financial management, representatives of the outside auditor, any senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may also meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, retain outside legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Oversight

  Outside Auditor

     6. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. The Committee shall review and select the outside auditor and, if necessary, recommend that the Board replace the outside auditor, recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders and approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

     7. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's independence.

  Annual Audit

     8. The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     9. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

     10. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

     11. The Committee shall, based on the review and discussions in paragraphs 9 and 10 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 7 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

     12. The outside auditor shall review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards 71, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

     13. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     14. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

  Internal Audit

     15. The Committee shall review and assess the status of internal audit activities, significant findings, recommendations and management's response. The Committee shall review and assess internal auditor performance, changes in and the ratings of the directors of internal audit or corporate compliance and/or key financial management.

     16. The senior internal audit manager shall furnish to the Committee a copy of each audit report prepared by the internal auditors.

     17. The Committee shall discuss with the senior internal audit manager the activities and organizational structure of the Company's internal audit function, the qualifications of the primary personnel performing such function, and any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

  Miscellaneous

     18. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     19. The Committee shall review legal and regulatory matters that may have a material impact on the financial statements and related compliance policies and programs.

     20. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     21. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

PROXY

                         NEXT LEVEL COMMUNICATIONS, INC.

                              6085 State Farm Drive
                         Rohnert Park, California 94928

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith A. Zar and James T. Wandrey as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Next Level Communications, Inc. (the "Company") held of record by the undersigned on April 6, 2001, at the Company's Annual Meeting of Stockholders to be held on May 24, 2001, and at any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
       DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
            GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                       FOR ALL                    WITHHOLD
                                nominees listed below             AUTHORITY
                               (except as indicated to        for all nominees
                                 the contrary below)            listed below
1.  ELECTION OF DIRECTORS               [   ]                       [   ]

Paul S. Latchford
James G. Roseland
Eugene Delaney
J. Michael Norris

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW

--------------------------------------------------------------------------------


                                                                         Please mark
                                                                         your votes as
                                                                         indicated in
                                                                         this example.   [X]

                                                                 FOR      AGAINST      ABSTAIN
2.  Approval of the Amendment to the 1999 Equity
     Incentive Plan.                                            [   ]      [   ]        [   ]

3.  Ratification of the appointment of Deloitte &                FOR      AGAINST      ABSTAIN
     Touche LLP as the Company's independent
     auditors for 2001.                                         [   ]      [   ]        [   ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


Please date this Proxy and sign it exactly as your name or names appear on your stock certificate. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature(s) ___________________________________ Dated:___________________, 2001

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -